INCORPORATED UNDER THE LAWS OF OKLAHOMA

                    GREAT SEAL OF THE STATE OF OKLAHOMA 1907


Number _______                                          ___________ Shares

                                  TEXXON, INC.

The Corproation is authorized to issue 45,000,000 Common Shares - Par Value of $.001 each



This   certifies   that   _________________________________   is  the  owner  of
_______________ shares of the Capital stock of

                                  TEXXON, INC.

transferable only on the books of the corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Withness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affized this ________ days of ______________A.D. ____



                          /s/ Mark L. Lindsey           /s/ Gifford M. Mabie III
Texxon, Inc.              --------------------          ------------------------
Corporate Seal            Secretary                     President


                               Shares $0.001 Each


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